ADDENDUM TO THE MAIN AGREEMENT MAJORMATIC 167 CENTURION GOLD.

It is accepted amongst the signatories to the above agreements to change the payment mechanism from cash payments to Centurion Gold stock totalling 40million shares.

The transfer of this stock will be effected within 15 days of signature hereof.


SIGNED: 10/05/2005


Meajenk Trust


D PAUL
(for Centurion Gold Holdings Inc.)